Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of USA Rare Earth, Inc. of our report dated March 8, 2025, relating to the consolidated financial statements of USA Rare Earth, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

May 19, 2025